Exhibit 3.2.77

CERTIFICATE OF INCORPORATION

OF

NEW JERSEY AMUSEMENT CORPORATION

*  *  *  *  *

THIS IS TO CERTIFY that we, the undersigned, do hereby associate ourselves into a corporation under and by virtue of Title 14, Corporations, General, Revised Statutes of New Jersey, and the several supplements thereto and acts amendatory thereof, and do severally agree to take the number of shares of capital stock set opposite our respective names.

FIRST: The name of the corporation is NEW JERSEY AMUSEMENT CORPORATION.

SECOND: The location of its principal office in the State of New Jersey is 15 Exchange Place, Jersey City, and The Corporation Trust Company is designated as the agent therein and in charge thereof upon which process against this corporation may be served.

THIRD: The objects for which the corporation is formed are:

To carry on the business of theatre proprietors, managers and directors, and in particular, to provide for the production, presentation and performance of motion pictures, operas, stage plays, musical comedies, sporting events, radio and television programs of all types and description, and other forms of amusement including amusement parks, drive-in theatres, carnivals and circuses, and in connection therewith, to own, operate, control, buy, rent, sell, lease, sublease, mortgage, or otherwise acquire or dispose of theatres and other places of entertainment and any and all rights and privileges therein, and real property for the purpose of erecting and operating theatres and other places of entertainment, and to own, control, buy, sell, rent, lease, sublease, mortgage or otherwise acquire or dispose of all forms of personal property necessary or incidental to the operation and control of theatres and other places of entertainment.

To manufacture, produce and trade in motion pictures and motion picture photoplays of every nature, kind and description, and in all gauges of film, and to own, buy, sell, rent, lease, sublease, distribute, exploit, import, export, exhibit, and license others to lease, exploit, distribute and exhibit the same by any means now known or which may hereafter be known.

To acquire by purchase, lease, assignment or otherwise, and to own, use, exploit, produce, present, sell, lease,

assign, transfer, mortgage and generally deal in and with motion picture scenarios, radio and television programs, stage plays, operas, dramas, ballets, musical comedies, books, and any other literary, dramatic and musical material, both copyrighted and uncopyrighted, and to copyright the same.

To manufacture, assemble, construct, buy, rent, or otherwise acquire and to use, license, sell or otherwise dispose of cameras, machines or mechanical devices or contrivances commonly known as motion picture machines, and all other mechanical devices and contrivances which can or may be used in the exposure, development, preparation, projection and exhibition of motion picture films, or other films, plates, slides or pictures of any kind whatsoever, either with or without talking contrivances therewith synchronized or otherwise adapted and all other devices, machines, or contrivances used in connection with the production, exhibition, television, projection and presentation of plays, moving pictures, operas, ballets, musical comedies, and other dramatic and musical productions, sporting events, books and events of public interest and to manufacture, construct, assemble, buy, rent, import, or otherwise acquire, own, operate, use, sell, export, mortgage, lease, license or otherwise deal in or with any and all parts, appurtenances, materials, and articles of a similar nature, which may be used in and in connection with the said machines, mechanical devices and contrivances.

To carry on the business of a motion picture laboratory, and to print, develop, cut and edit negative and positive films of any and all kinds; to title and sub-title the same and to do any and all things necessary or incidental to the business of a motion picture laboratory.

To erect, build, own, operate, equip, control, buy, sell, lease, sublease, mortgage, or otherwise deal in and with motion picture studios and other places for the production of motion pictures, radio broadcasting, television, and sound recording studios, plants and factories of all kinds and description, laboratories, music publishing houses, printing establishments for the publication of music, and real property of every kind and description, within or without the State of New Jersey, and to invent, manufacture, buy, lease and otherwise acquire, to maintain and operate, and to sublease, assign, sell, otherwise dispose of, and to otherwise deal in or with any and all forms of machinery, instruments, implements, devices and other personal property necessary or incidental to the ownership, maintenance, operation and control of motion picture studios and other places for the production of motion pictures, radio broadcasting, television, and sound recording studios, plants and factories of all kinds and description, laboratories, music publishing houses and printing establishments for the publication of music.

To furnish advertising matter and material in connection with radio and television programs and otherwise, and to carry on advertising business and to do any acts or things in connection with the business of advertising.

To broadcast, telecast, exhibit, disseminate, distribute, transmit, re-transmit, by means of electricity, magnetism, electro-static or electro-magnetic waves, variations or impluses, whether conveyed by wires or radiated through space, or by any other means or method now or hereafter known or discovered, including but not limited to projection by television, radio or in any other manner whether now known or hereafter known, invented or created, news, music, entertainment, speeches, sermons, photographs, pictures, scenes, plays and advertising, informative matters, athletic and sporting events, or any of them, or any combination of them, and to provide and furnish for the use of others, facilities for any of such purposes, and to produce, originate, sponsor and distribute any of the foregoing.

To employ personnel necessary or incidental to the conduct of any of the businesses of the corporation, and to enter into, make and perform contracts of all kinds and descriptions necessary to the businesses of the corporation.

To design, create, make, patent, manufacture, record, transmit, produce, make copies of, sell, lease, license, import and export and generally deal in records, discs, transcriptions, tape, film and prints, wire and the product of all other methods and means, known or hereafter known serving to produce and re-produce in any and every present and future manner, medium and form, musical, literary, dramatic and non-dramatic, and all other manner of works, material, compositions, presentations and productions.

To manufacture, buy and sell at retail and wholesale, distribute and otherwise deal in and with beverages, alcoholic and nonalcoholic, candy and confections of every kind and description and other products related thereto.

To engage in the businesses of purchasing, holding, owning, selling, controlling, leasing, subleasing, mortgaging, managing, operating and otherwise dealing in and with land, buildings and other real property, of every kind and description, within or without the State of New Jersey, and to do all things pertaining to a general real estate business.

To conduct and carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing and doing any other work in connection with any and all classes of buildings, improvements, erections and works, of any kind and nature whatsoever.

To manufacture, buy, sell, export, import, and otherwise deal in and with all kinds of building and construction materials.

To engage in the business of conducting and operating hotels, motels, resorts and other businesses pertaining thereto.

To engage in the business of conducting and operating restaurants, cafes and cafeterias, and other businesses pertaining thereto.

To manufacture, purchase or otherwise acquire goods, merchandise and personal property of every class, and to hold, own, mortgage, sell or otherwise dispose of, trade, deal in and with the same.

To purchase, take by devise or bequest, hold, mortgage and convey such real estate as the purposes of the corporation shall require and all other real estate which shall have been conveyed to the corporation by way of security or in satisfaction of debts or purchased at sales upon judgment or decree duly obtained.

To acquire and pay for in cash, stock or bonds of this corporation, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, own, operate and introduce, and to sell, assign or otherwise dispose of, any trade-marks, trade names, copyrights, patents, inventions, improvements and processes used in connection with or secured under letters patent of the United States or any foreign country, and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trade-marks, trade names, patents, licenses, processes, copyrights, or any such property or rights.

To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of New Jersey or any other state or any foreign country, always subject, however, to the laws of the State of New Jersey, and while the owner of such stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon.

To enter into, make, perform and carry out contracts of every kind and for any lawful purpose with any person, firm, association, corporation or body politic or government.

To borrow or raise money without limit as to amount and to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment of any of the foregoing and the interest thereon by mortgage upon or pledge, or assignment in trust of the whole or any part of the property of the corporation, and to sell, pledge or otherwise dispose of such bonds and other evidences of indebtedness for the purposes of the corporation.

To purchase, hold, reissue and sell the shares of its own capital stock, provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To conduct business in any of the states, territories, possessions or dependencies of the United States, in the District of Columbia, and in any and all foreign countries, and to have one or more offices therein and to hold, purchase, mortgage and convey real and personal property therein without limit as to amount, but always subject to the laws of such state, territory, possession, dependency or country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any part of the world.

The foregoing clauses shall be construed both as objects and powers and, except where otherwise expressed, such objects and powers shall be in nowise limited or restricted by reference to or inference from the terms of any other clause in this certificate of incorporation, but the objects and powers so specified shall be regarded as independent objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

FOURTH: The total number of shares of stock authorized is one thousand (1,000), all of which shares are without nominal or par value.

Such stock without nominal or par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the board of directors thereof.

FIFTH: The number of shares with which the corporation will commence business is ten (10) shares of stock without nominal or par value.

SIXTH: The names and post-office addresses of the incorporators and the number of shares subscribed for by each are as follows:

NAMES	POST-OFFICE ADDRESSES	NO. OF SHARES
EDMUND F. KNITTER	15 Exchange Place, Jersey City, N. J.	8
JOSEPH P. SAUTER	15 Exchange Place, Jersey City, N. J.	1
EDWARD A. CARLIN	15 Exchange Place, Jersey City, N. J.	1

SEVENTH: The duration of the corporation is to be perpetual.

EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter and amend the by-laws of the corporation.

To fix and vary the amount of the working capital of the corporation and to determine what, if any, dividends shall be declared and paid.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

By a resolution passed by a majority vote of the whole board, if so provided in the by-laws, to designate two or more of its number to constitute an executive committee, which committee shall exercise, as provided in said resolution or in the by-laws, the powers of the board of directors in the management of the business, affairs and property of the corporation during the intervals between the meetings of the directors.

To determine from time to time whether and, if allowed, under what conditions and regulations the accounts and books of the corporation (other than the stock and transfer books), or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

When and as authorized by the affirmative vote of two-thirds in interest of the holders of each class of stock having voting powers on such proposal given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of two-thirds in interest of the holders of each class of stock having voting powers on such proposal, the board of directors shall have power and authority, by action taken at any meeting, to sell or exchange all or substantially all of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock or other securities, or both, of any other corporation or corporations as the board of directors shall deem expedient and for the best interest of the corporation.

NINTH: The corporation may have one or more offices within or outside the State of New Jersey at which the directors may hold their meetings and keep the books of the corporation, but the corporation shall always keep at its principal office in New Jersey a transfer book in which the transfers of stock can be made, entered and registered, and also a book containing the names and addresses of the stockholders and the number of shares held by them respectively, which shall be open at all times during business hours to the examination of the stockholders. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

TENTH: The corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 21st day of June, 1955.

/s/ EDMUND F. KNITTER	(L.S.)
(Edmund F. Knitter)

/s/ JOSEPH P. SAUTER	(L.S.)
(Joseph P. Sauter)

/s/ EDWARD A. CARLIN	(L.S.)
(Edward A. Carlin)

STATE OF NEW JERSEY	)
	)	ss :
COUNTY OF HUDSON	)

BE IT REMEMBERED that on this 21st day of June 1955, before the undersigned, a notary public in the State of New Jersey, personally appeared Edmund F. Knitter, Joseph P. Sauter, Edward A. Carlin who I am satisfied are the persons named in and who executed the foregoing certificate, and I having first made known to them, and each of them, the contents thereof, they did each acknowledge that they signed and sealed the same as their voluntary act and deed, for the uses and purposes therein expressed.

/s/ JOSEPH ADLER
(Joseph Adler)

(SEAL)	Notary Public, N. J.

JOSEPH ADLER
NOTARY PUBLIC, of New Jersey
My commission Expires Feb 28, 1959

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

NEW JERSEY AMUSEMENT CORPORATION

New Jersey Amusement Corporation, a corporation duly organized under the laws of the State of New Jersey, by its Vice-President and Secretary, does hereby certify that:

FIRST: The principal office of the corporation in the State of New Jersey is at 1 Exchange Place, c/o First National Bank of Jersey City, County of Hudson, and the agent therein and in charge thereof and upon whom process against the corporation may be served is August H. Lages.

SECOND: The following amendment has been adopted in accordance with the provisions of the General Corporation Law of the State of New Jersey by the Board of Directors passing a resolution that said amendment is advisable and by the consent in writing in favor of said amendment by all of the stockholders in interest of each class of stockholders having voting power, said stockholders having dispensed with a meeting of stockholders and a vote thereat under the authority of said General Corporation Law, as amended by Laws of 1964, Chapter 177:

Article FIRST of the Certificate of Incorporation is deleted in its entirety and the following new Article is substituted in lieu thereof:

“FIRST: The name of the corporation is LOEW’S NEW JERSEY HOTEL CORP.”

IN WITNESS WHEREOF, the said NEW JERSEY AMUSEMENT CORPORATION has made under its corporate seal and signed by ARTHUR J. RAPORTE, its Vice-President, and LESTER POLLACK, its Secretary, the foregoing certificate, and the said ARTHUR J. RAPORTE, as Vice-President, and the said LESTER POLLACK, as Secretary, have hereunto respectively set their hands and caused the corporate seal of the said corporation to be affixed this 6th day of February, 1968.

NEW JERSEY AMUSEMENT CORPORATION

By:	/s/ Illegible
Vice-President

By:	/s/ Illegible
Secretary

Attest:

/s/ Illegible
Assistant Secretary

STATE OF NEW YORK	:
SS
COUNTY OF NEW YORK	:

BE IT REMEMBERED that on this 6th day of February, 1968, before me, the subscriber, a Notary Public residing in and authorized by the laws of the State of New York, personally appeared SEYMOUR H. SMITH, Assistant Secretary of NEW JERSEY AMUSEMENT CORPORATION, the corporation named in and which executed the foregoing certificate, who, being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Assistant Secretary of said corporation; that the seal affixed to said certificate is the corporate seal of said corporation, the same being well known to him, that it was affixed by order of said corporation; that ARTHUR J. RAPORTE is the Vice-President of said corporation and LESTER POLLACK is the Secretary of said corporation; that he saw said ARTHUR J. RAPORTE as such Vice-President and LESTER POLLACK as such Secretary sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that they signed, sealed and delivered said certificate as the voluntary act and deed of said corporation by its order and by authority of its Board of Directors and by the consent in writing of all of the stockholders in interest having voting power, for the uses and purposes therein expressed, and that SEYMOUR H. SMITH signed his name thereto at the same time as subscribing witness and Assistant Secretary of the corporation.

Subscribed and sworn to before me the day and year aforesaid.

/s/ LLOYD I. ROOS
LLOYD I. ROOS Notary Public, State of New York No. _________________ Qualified in New York County Commission Expires March 30, 1969

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEW’S NEW JERSEY HOTEL CORP.

The undersigned corporation, for the purpose of amending its Certificate of Incorporation and pursuant to the provisions of Section 14A: 9-4-(3) of the New Jersey Business Corporation Act, hereby executes the following Certificate of Amendment:

FIRST: The name of the corporation is LOEW’S NEW JERSEY HOTEL CORP.

SECOND: The following amendment was adopted by the shareholders on October 3, 1980, in the manner prescribed by the New Jersey Business Corporation Act:

Article FIRST of the Certificate of Incorporation is deleted in its entirety and the following new Article is substituted in lieu thereof:

“FIRST: The name of the Corporation is LOEWS NEW JERSEY CINEMAS, INC.

THIRD: The number of shares of the corporation entitled to vote at the time of the adoption of said amendment was all.

FOURTH: The adoption of said amendment was by the written consent of all the outstanding shares in lieu of a meeting of shareholders.

IN WITNESS WHEREOF, LOEW’S NEW JERSEY HOTEL CORP., has caused this Certificate to be executed on its behalf by its President.

Dated: October 6, 1980.

LOEW’S NEW JERSEY HOTEL CORP.

By	/s/ BERNARD MYERSON
BERNARD MYERSON,
PRESIDENT